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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-47764) of The TriZetto Group, Inc. of our report dated June 30, 2000 relating to the financial statements of Erisco Managed Care Technologies, Inc., which appears in the Proxy Statement dated September 7, 2000 and is incorporated by reference into the Current Report on Form 8-K of the TriZetto Group, Inc., dated October 2, 2000.

PricewaterhouseCoopers LLP

New York, New York
October 16, 2000